Exhibit 99.1

EXL REPORTS 2023 FOURTH QUARTER AND YEAR-END RESULTS(1); ISSUES 2024 GUIDANCE

2023 Fourth Quarter Revenue of $414.1 Million, up 10.5% year-over-year
Q4 Diluted EPS (GAAP) of $0.24, up 28.2% from $0.19 in Q4 of 2022
Q4 Adjusted Diluted EPS (Non-GAAP) (2) of $0.35, up 11.3% from $0.31 in Q4 of 2022

2023 Revenue of $1.63 Billion, up 15.5% year-over-year
2023 Diluted EPS (GAAP) of $1.10, up 29.9% from $0.85 in 2022
2023 Adjusted Diluted EPS (Non-GAAP) (2) of $1.43, up 19.1% from $1.20 in 2022

NEW YORK – February 29, 2024 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter and full year ended December 31, 2023.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “In 2023, we achieved revenue growth of 16% and EPS growth of 19%, despite a challenging macro-economic environment and lower demand across the IT services industry. During the year, we made a strategic pivot in our strategy – to be data- and AI-led in everything we do. This strategy, and the meaningful investments we have made in our data and AI capabilities, put EXL in a leading market position as clients continue to recognize our differentiated value proposition. With our proven strategy, unique data, analytics and AI capabilities and an exceptionally talented and dedicated team, we believe EXL is well positioned to continue to outperform the industry in 2024 and beyond.”

Maurizio Nicolelli, Chief Financial Officer, said, “We ended 2023 with strong momentum across our business, a healthy balance sheet and solid free cash flow. While we are mindful of the economic uncertainty heading into 2024, we remain confident we will deliver above industry average revenue and EPS growth in 2024. Our guidance for 2024 revenue is in the range of $1.78 billion to $1.82 billion, representing a 9% to 12% increase year-over-year on both a reported and constant currency basis. We expect adjusted diluted EPS to be in the range of $1.56 to $1.62, representing a 9% to 13% increase over 2023.

“Our Board of Directors authorized a $500 million common stock repurchase program, effective March 1, 2024, for a two-year period, in line with our capital allocation strategy. This new authorization of $500 million represents confidence in our ability to continue our growth trajectory and generate significant free cash flow.”

__________________________________________________

1.Prior period information has been adjusted to reflect the 5-for-1 forward stock split of our common stock effected in August 2023. See Note 19 – Capital Structure to our Annual Report on Form 10-K for the year ended December 31, 2023 for further details.
2.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Fourth Quarter 2023

•Revenue for the quarter ended December 31, 2023 increased to $414.1 million compared to $374.7 million for the fourth quarter of 2022, an increase of 10.5% on a reported basis and 10.1% on a constant currency basis. Revenue increased by 0.8% sequentially on reported basis and constant currency basis, from the third quarter of 2023.

	Revenue			Gross Margin
	Three months ended			Three months ended
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2023	December 31, 2022	September 30, 2023
Reportable Segments
	(dollars in millions)
Insurance	$139.1	$120.7	$136.4	36.2%	36.2%	36.6%
Healthcare	26.0	25.3	26.2	36.9%	27.0%	36.8%
Emerging Business	67.0	58.0	65.3	41.0%	39.2%	42.4%
Analytics	182.0	170.7	183.1	35.4%	37.5%	37.0%
Revenues, net	$414.1	$374.7	$411.0	36.7%	36.6%	37.7%

•Operating income margin for the quarter ended December 31, 2023 was 13.1%, compared to 13.6% for the fourth quarter of 2022 and 14.7% for the third quarter of 2023. Adjusted operating income margin for the quarter ended December 31, 2023 was 17.8%, compared to 18.0% for the fourth quarter of 2022 and 20.0% for the third quarter of 2023.

•Diluted earnings per share for the quarter ended December 31, 2023 was $0.24, compared to $0.19 for the fourth quarter of 2022 and $0.26 for the third quarter of 2023. Adjusted diluted earnings per share for the quarter ended December 31, 2023 was $0.35, compared to $0.31 for the fourth quarter of 2022 and $0.37 for the third quarter of 2023.

Financial Highlights: Full Year 2023

•Revenue for the year ended December 31, 2023 increased to $1.63 billion compared to $1.41 billion for the year ended December 31, 2022, an increase of 15.5% on a reported basis and 15.6% on a constant currency basis.

	Revenue		Gross Margin
	Year ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reportable Segments
	(dollars in millions)
Insurance	$529.9	$448.7	35.5%	35.9%
Healthcare	106.0	97.4	34.6%	27.1%
Emerging Business	265.7	218.6	43.2%	41.4%
Analytics	729.1	647.3	36.8%	36.7%
Revenues, net	$1,630.7	$1,412.0	37.3%	36.5%

•Operating income margin for the year ended December 31, 2023 was 14.6%, compared to 13.6% for the year ended December 31, 2022. Adjusted operating income margin for the year ended December 31, 2023 was 19.3%, compared to 18.3% for the year ended December 31, 2022.

•Diluted earnings per share for the year ended December 31, 2023 was $1.10, compared to $0.85 for the year ended December 31, 2022. Adjusted diluted earnings per share for the year ended December 31, 2023 was $1.43, compared to $1.20 for the year ended December 31, 2022.

Business Highlights: Fourth Quarter 2023

•Won 17 new clients in the fourth quarter of 2023, with 9 clients in the digital operations and solutions business and 8 clients in analytics. For the year, we won 63 new clients, with 35 of those clients in digital operations and solutions business and 28 in analytics.
•Formed a new collaboration with AWS for developing and delivering generative AI solutions through a cloud-native AI workbench, including the use of Amazon Bedrock for large language models.
•Established a new collaboration with Microsoft to co-develop and accelerate generative AI solutions for businesses to help clients drive growth, personalize customer experiences, unlock valuable insights and develop new offerings.
•Named in Newsweek’s 2024 America’s Most Responsible Companies list for fourth consecutive year.

2024 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 83.0, U.K. pound sterling to U.S. dollar exchange rate of 1.27, U.S. dollar to the Philippine peso exchange rate of 56.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2024:

•Revenue of $1.78 billion to $1.82 billion, representing an increase of 9% to 12% on a reported basis, and constant currency basis, from 2023; and

•Adjusted diluted earnings per share of $1.56 to $1.62, representing an increase of 9% to 13% from 2023.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, February 29, 2024, at 10:00 A.M. ET to discuss the Company’s fourth quarter and year-end operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company. We partner with clients using a data and AI-led approach to reinvent business models, drive better business outcomes and unlock growth with speed. EXL harnesses the power of data, analytics, AI, and deep industry knowledge to transform operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 54,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amount and share count)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2023	2022	2023	2022
Revenues, net	$1,630,668	$1,412,044	$414,058	$374,703
Cost of revenues(1)	1,022,902	896,595	262,211	237,410
Gross profit(1)	607,766	515,449	151,847	137,293
Operating expenses:
General and administrative expenses	198,294	169,016	53,730	46,118
Selling and marketing expenses	120,227	97,989	31,553	25,955
Depreciation and amortization expense	50,490	56,282	12,298	14,225
Total operating expenses	369,011	323,287	97,581	86,298
Income from operations	238,755	192,162	54,266	50,995
Foreign exchange gain, net	1,532	6,199	694	1,516
Interest expense	(13,180)	(8,252)	(3,150)	(3,432)
Other income/(loss), net	10,834	(10)	4,240	(4,508)
Income before income tax expense and earnings from equity affiliates	237,941	190,099	56,050	44,571
Income tax expense	53,536	47,565	15,763	12,791
Income before earnings from equity affiliates	184,405	142,534	40,287	31,780
Gain/(loss) from equity-method investment	153	434	(4)	69
Net income attributable to ExlService Holdings, Inc. stockholders	$184,558	$142,968	$40,283	$31,849
Earnings per share attributable to ExlService Holdings, Inc. stockholders (2):
Basic	$1.11	$0.86	$0.24	$0.19
Diluted	$1.10	$0.85	$0.24	$0.19
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders (2):
Basic	166,341,213	166,651,585	165,254,017	166,206,040
Diluted	168,161,371	169,169,290	166,880,836	169,177,485

(1) Exclusive of depreciation and amortization expense.
(2) Prior period information has been adjusted to reflect the 5-for-1 forward stock split of the Company’s common stock effected in August 2023.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amount and share count)

	As of
	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$136,953	$118,669
Short-term investments	153,881	179,027
Restricted cash	4,062	4,897
Accounts receivable, net	308,108	259,222
Other current assets	76,669	50,979
Total current assets	679,673	612,794
Property and equipment, net	100,373	82,828
Operating lease right-of-use assets	64,856	55,347
Restricted cash	4,386	2,055
Deferred tax assets, net	82,927	55,791
Goodwill	405,639	405,637
Other intangible assets, net	50,164	64,819
Long-term investments	4,430	34,779
Other assets	49,524	32,069
Total assets	$1,441,972	$1,346,119
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,055	$7,789
Current portion of long-term borrowings	65,000	30,000
Deferred revenue	12,318	18,782
Accrued employee costs	117,137	108,100
Accrued expenses and other current liabilities	112,900	95,352
Current portion of operating lease liabilities	12,780	14,978
Income taxes payable, net	1,213	2,945
Total current liabilities	326,403	277,946
Long-term borrowings, less current portion	135,000	220,000
Operating lease liabilities, less current portion	58,175	48,155
Deferred tax liabilities, net	1,495	547
Other non-current liabilities	31,462	41,292
Total liabilities	552,535	587,940
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 203,410,038 shares issued and 165,277,880 shares outstanding as of December 31, 2023 and 199,939,880 shares issued and 166,172,220 shares outstanding as of December 31, 2022 (1)	203	200
Additional paid-in capital (1)	508,028	444,948
Retained earnings	1,083,663	899,105
Accumulated other comprehensive loss	(127,040)	(144,143)
Total including shares held in treasury	1,464,854	1,200,110
Less: 38,132,158 shares as of December 31, 2023 and 33,767,660 shares as of December 31, 2022, held in treasury, at cost (1)	(575,417)	(441,931)
Total stockholders’ equity	889,437	758,179
Total liabilities and stockholders’ equity	$1,441,972	$1,346,119
(1) Prior period information has been adjusted to reflect the 5-for-1 forward stock split of the Company’s common stock effected in August 2023.

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation matters, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. dollar against the Indian rupee increased from 82.31 during the quarter ended December 31, 2022 to 83.28 during the quarter ended December 31, 2023, representing a depreciation of 1.2% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso decreased from 56.76 during the quarter ended December 31, 2022 to 55.86 during the quarter ended December 31, 2023, representing an appreciation of 1.6% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.19 during the quarter ended December 31, 2022 to 1.25 during the quarter ended December 31, 2023, representing an appreciation of 5.4% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2023 and 2022, the three months ended December 31, 2023 and 2022 and the three months ended September 30, 2023:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2023	2022	2023	2022	2023
Net Income (GAAP)	$184,558	$142,968	$40,283	$31,849	$43,876
add: Income tax expense	53,536	47,565	15,763	12,791	14,161
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	661	1,629	(1,780)	6,355	2,193
Income from operations (GAAP)	$238,755	$192,162	$54,266	$50,995	$60,230
add: Stock-based compensation expense	58,437	49,366	15,452	12,616	17,067
add: Amortization of acquisition-related intangibles	14,678	17,109	3,168	4,234	3,157
add/(subtract): Allowance/(reversal) for expected credit losses (a)	1,436	—	(264)	—	1,700
add/(subtract): Other expenses/(benefits) (b)	1,384	(40)	895	(560)	—
Adjusted operating income (Non-GAAP)	$314,690	$258,597	$73,517	$67,285	$82,154
Adjusted operating income margin as a % of Revenue (Non-GAAP)	19.3%	18.3%	17.8%	18.0%	20.0%
add: Depreciation on long-lived assets	34,434	38,869	9,130	9,687	8,426
Adjusted EBITDA (Non-GAAP)	$349,124	$297,466	$82,647	$76,972	$90,580
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.4%	21.1%	20.0%	20.5%	22.0%

(a) To exclude the effects of material allowance/(reversal) for expected credit losses on accounts receivables related to a customer bankruptcy event.

(b) To exclude provision for litigation matters of $895 and $386, effects of lease termination of $489 and ($560) and other items, individually insignificant of $nil and $134 for the year ended December 31, 2023 and 2022, respectively. To exclude provision for litigation matters of $895 and $nil, and effects of lease termination of $nil and ($560) for the three months ended December 31, 2023 and 2022, respectively.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2023	2022	2023	2022	2023
Net income (GAAP)	$184,558	$142,968	$40,283	$31,849	$43,876
add: Stock-based compensation expense	58,437	49,366	15,452	12,616	17,067
add: Amortization of acquisition-related intangibles	14,678	17,109	3,168	4,234	3,157
add/(subtract): Allowance/(reversal) for expected credit losses (a)	1,436	—	(264)	—	1,700
add/(subtract): Changes in fair value of contingent consideration	1,900	8,500	(600)	7,500	2,500
add/(subtract): Other expenses/(benefits) (b)	1,102	635	613	(560)	—
subtract: Tax impact on stock-based compensation expense (c)	(17,333)	(9,785)	(374)	(930)	(4,340)
subtract: Tax impact on amortization of acquisition-related intangibles	(3,622)	(4,151)	(792)	(1,134)	(771)
add/(subtract): Tax impact on allowance/(reversal) for expected credit losses	(364)	—	65	—	(429)
add: Tax impact on changes in fair value of contingent consideration	152	—	152	—	—
add/(subtract): Tax impact on other expenses/(benefits)	(280)	(29)	(157)	141	—
add/(subtract): Other tax expenses/(benefits) (d)	223	(1,079)	223	(1,079)	—
Adjusted net income (Non-GAAP)	$240,887	$203,534	$57,769	$52,637	$62,760
Adjusted diluted earnings per share (Non-GAAP)	$1.43	$1.20	$0.35	$0.31	$0.37

(a) To exclude the effects of material allowance/(reversal) for expected credit losses on accounts receivables related to a customer bankruptcy event.

(b) To exclude provision for litigation matters of $613 and $1,061, effects of lease termination of $489 and ($560) and other items, individually insignificant of $nil and $134 for the year ended December 31, 2023 and 2022, respectively. To exclude provision for litigation matters of $613 and $nil, and effects of lease termination of $nil and ($560) for the three months ended December 31, 2023 and 2022, respectively.

(c) Tax impact includes $15,055 and $5,881 for the year ended December 31, 2023 and 2022 respectively, $1,883 and $2,349 for the three months ended December 31, 2023 and 2022 respectively, and $462 for the three months ended September 30, 2023 related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

(d) To exclude other tax expenses/(benefits) related to certain deferred tax assets and liabilities.
.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Senior Manager, Media Relations
+1 703 598 0980
media.relations@exlservice.com

Media - UK, Europe, and APAC
Anna Price
First Light Group
+44 202 617 7240
exlteam@firstlightgroup.io

Media - India
Shailendra Singh
Vice President Corporate Communications
+91 9810476075
shailendra.singh@exlservice.com